PIMCO FLEXIBLE MUNICIPAL INCOME FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Flexible Municipal Income Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts;

WHEREAS, the Board nominated and appointed Grace Vandecruze as a Trustee of the Trust, effective as of June 8, 2021; and

WHEREAS, the Shareholders of the Trust approved Grace Vandecruze as a Trustee of the Trust, effective as of June 8, 2021;

NOW, THEREFORE, as a result of the foregoing Trustee nomination and appointment, the nine (9) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	650 Newport Center Drive Newport Beach, CA 92660

Hans W. Kertess	1633 Broadway
New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

Grace Vandecruze	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 30th day of June, 2021, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Flexible Municipal Income Fund (PMFLX)